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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2001

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (818) 676-6000

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

    As previously disclosed, in January 2001, Health Net, Inc. ("Health Net") entered into a definitive agreement to sell its Florida health plan to Florida Health Plan Holdings II, LLC and its related corporate facility building to DGE Properties, LLC.

    Effective August 1, 2001, Health Net completed the sale of Foundation Health, a Florida Health Plan, Inc. ("Florida Health Plan") to Florida Health Plan Holdings II, LLC for approximately $49 million, consisting of $23 million in cash and a secured six-year note of approximately $26 million bearing 8 percent interest per annum. In connection with the sale of Florida Health Plan, one of Health Net's affiliates will provide up to $28 million of reinsurance to guarantee against claims costs in excess of certain medical care ratio levels of Florida Health Plan for the 18-month period subsequent to the close of the sale. In addition, as part of the transaction, Health Net sold the corporate facility building used by Florida Health Plan to DGE Properties, LLC in exchange for a $15 million secured five-year note bearing interest at a rate of 8 percent per annum.

    The consideration amounts were determined based on the estimated fair values of the assets and liabilities and membership information of Florida Health Plan at the time of closing.

Item 5. Other Events.

    On July 31, 2001, Health Net issued a press release announcing its financial results for the second quarter ended June 30, 2001, which press release is incorporated by reference as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (b)
  Unaudited Pro Forma Consolidated Financial Statements

    The following unaudited pro forma consolidated financial statements for Health Net present the estimated effects of the sale of Florida Health Plan, a wholly owned subsidiary of Health Net and its related corporate facility building. The unaudited pro forma consolidated financial statements as of June 30, 2001, for the first six months ended June 30, 2001 and for the year ended December 31, 2000 set forth below have been derived from, and should be read in conjunction with, Health Net's historical consolidated financial statements and related notes and the announcement of its financial results for the second quarter ended June 30, 2001 included in Health Net's other filings with the Securities and Exchange Commission. The unaudited pro forma consolidated balance sheet assumes that the sale of Florida Health Plan and its related corporate facility building occurred on June 30, 2001. The unaudited pro forma consolidated statements of operations assume that the sale of Florida Health Plan and its related corporate facility building occurred on January 1, 2000. The unaudited pro forma consolidated statements of operations do not include certain nonrecurring charges or credits and their related tax effects which have occurred in connection with the sale of Florida Health Plan and its related corporate facility building. Health Net has disclosed such items in the notes to the unaudited pro forma consolidated financial statements.

    The unaudited pro forma consolidated financial statements are provided for informational purposes only. They do not purport to be indicative of Health Net's consolidated financial position or results of operations that actually would have occurred if the sale of Florida Health Plan had been consummated on the dates indicated or that may be obtained in the future.

HEALTH NET, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2001
(Amounts in thousands)

	Historical Consolidated	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Current Assets:
Cash and cash equivalents	$1,245,437	$(115,134	)(1)	$1,145,493
		3,440	(2)
		11,750	(3)
Investments—available for sale	424,753	(7,900	)(1)	416,853
Premiums receivable, net of allowance for doubtful accounts	194,314	(974	)(1)	193,340
Amounts receivable under government contracts	99,640	—		99,640
Deferred taxes	122,419	—		122,419
Intercompany receivables	—	(14,173	)(1)	—
		14,173	(2)
Reinsurance and other receivables	143,199	(611	)(1)	142,588
Other assets	70,731	(535	)(1)	74,196
		4,000	(3)

Total current assets	2,300,493	(105,964)		2,194,529
Property and equipment, net	295,612	(4,035	)(1)	276,577
		(15,000	)(4)
Goodwill and other intangible assets, net	829,047	(26,887	)(1)	820,676
		18,516	(5)
Other noncurrent assets	123,904	(2,817	)(1)	136,087
		15,000	(4)

Total Assets	$3,549,056	$(121,187)		$3,427,869

Liabilities and Stockholders' Equity
Current Liabilities:
Reserves for claims and other settlements	1,261,647	(78,263	)(1)	1,183,384
Unearned premiums	208,408	(32,622	)(1)	175,786
Amounts payable under government contracts	2,287	—		2,287
Intercompany payables	—	(17,613	)(1)	—
		17,613	(2)
Accounts payable and other liabilities	314,032	(3,029	)(1)	303,753
		(2,000	)(3)
		(5,250	)(3)

Total current liabilities	1,786,374	(121,164)		1,665,210
Revolving credit facility and capital leases	230,000	—		230,000
Senior Notes payable due 2011	398,607	—		398,607
Deferred taxes	10,655	(23	)(1)	10,632
Other noncurrent liabilities	23,524	—		23,524

Total Liabilities	2,449,160	(121,187)		2,327,973

Stockholders' Equity:
Common Stock and additional paid-in capital	656,316	—		656,316
Treasury Class A common stock, at cost	(95,831)	—		(95,831)
Retained earnings	539,434	—		539,434
Accumulated other comprehensive loss	(23)	—		(23)

Total Stockholders' Equity	1,099,896	—		1,099,896

Total Liabilities and Stockholders' Equity	$3,549,056	$(121,187)		$3,427,869

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

HEALTH NET, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2001
(Amounts in thousands, except per share data)

	Historical Consolidated	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Health plan services premiums	$4,179,200	$(303,891	)(1)	$3,875,309
Government contracts/Specialty services	805,789	—		805,789
Investment and other income	49,838	(3,367	)(1)	46,471

Total revenues	5,034,827	(307,258)		4,727,569

Expenses
Health plan services	3,583,593	(295,308	)(1)	3,288,285
Government contracts/Specialty services	575,335	—		575,335
Selling, general and administrative	672,302	(34,308	)(1)	637,994
Depreciation	33,060	(1,424	)(1)	31,636
Amortization	18,839	(404	)(1)	18,435
Interest	30,846	—		30,846
Loss on net assets held for sale	76,072	(76,072	)(6)	—

Total expenses	4,990,047	(407,516)		4,582,531

Income from operations before income taxes	44,780	100,258		145,038
Income tax provision (benefit)	16,570	(37,095	)(7)	53,665

Net income	$28,210	$63,163		$91,373

Earnings per share:
Basic earnings per share	$0.23	$0.51		$0.74
Diluted earnings per share	$0.23	$0.50		$0.73
Weighted average shares outstanding:
Basic	122,938	122,938		122,938
Diluted	125,103	125,103		125,103

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

HEALTH NET, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(Amounts in thousands, except per share data)

	Historical Consolidated	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Health plan services premiums	$7,351,098	$(532,701	)(1)	$6,818,397
Government contracts/Specialty services	1,623,158	—		1,623,158
Investment and other income	102,299	(5,291	)(1)	97,008

Total revenues	9,076,555	(537,992)		8,538,563

Expenses
Health plan services	6,242,282	(507,782	)(1)	5,734,500
Government contracts/Specialty services	1,080,407	—		1,080,407
Selling, general and administrative	1,296,881	(76,153	)(1)	1,220,728
Depreciation	67,260	(3,541	)(1)	63,719
Amortization	38,639	(806	)(1)	37,833
Interest	87,930	(300	)(1)	87,630
Net loss on sale of businesses and properties	409	—		409

Total expenses	8,813,808	(588,582)		8,225,226

Income from operations before income taxes	262,747	50,590		313,337
Income tax provision (benefit)	99,124	(19,088	)(7)	118,212

Net income	$163,623	$31,502		$195,125

Earnings per share:
Basic earnings per share	$1.34	$0.26		$1.59
Diluted earnings per share	$1.33	$0.26		$1.58
Weighted average shares outstanding:
Basic	122,471	122,471		122,471
Diluted	123,453	123,453		123,453

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

    The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. Pro forma adjustments for the unaudited pro forma consolidated financial statements as of June 30, 2001, for the first six months ended June 30, 2001 and for the year ended December 31, 2000 are as follows:

(1)
The adjustments represent Florida Health Plan's historical balance sheet and operating amounts previously included in Health Net's historical consolidated financial statements.

(2)
These adjustments give effect to the settlement of intercompany balances with Florida Health Plan.

(3)
This balance sheet adjustment gives effect to the receipt of the cash proceeds from the sale of Florida Health Plan, net of costs and excluding cash in the Florida Health Plan as follows (amounts in millions):

Cash Proceeds	$23.0
Accounting and legal fees	(2.0)
Advance to Florida Health Plan for reinsurance claims	(4.0)
Litigation settlement	(5.3)

(11.3)

Net cash proceeds	$11.7

  The unaudited pro forma consolidated statements of operations do not reflect any reinvestment of the net cash proceeds from the sale of Florida Health Plan.

(4)
The balance sheet adjustments give effect to the sale of the corporate facility building used by Florida Health Plan in exchange for a secured $15 million five-year note bearing interest at a rate of 8 percent per annum.

(5)
The balance sheet adjustment gives effect to the reversal of the goodwill impairment recognized for the assets held for sale. This impairment already has been reflected in the historical consolidated financial statements as of and for the period ended June 30, 2001.

(6)
The statement of operations adjustment gives effect to the reversal of the loss on net assets held for sale, which was recorded in the second quarter ended June 30, 2001, comprised of the following (amounts in millions):

Net cash proceeds (see Note 3)	$11.7
Florida Health Plan net assets held for sale	(41.5)
Margin guarantees covered by reinsurance	(24.0)
Reserve for other contractual receivables	(15.3)
Loss on building held for sale	(4.4)
Unrealizable deferred tax asset write-off	(2.6)

Pre-tax loss on net assets held for sale	$(76.1)

(7)
The statement of operations adjustments give effect to the estimated net tax benefit related to the sale and the historical results of Florida Health Plan for the six months ended June 30, 2001 and for the year ended December 31, 2000.

(c)
Exhibits

Exhibit Number	Description
*10.1	Stock Purchase Agreement dated January 19, 2001 by and between Health Net, Inc. and Florida Health Plan Holdings II, LLC, a copy of which is filed herewith.
*10.2	Amendment to Stock Purchase Agreement dated February 2, 2001 by and between Health Net, Inc. and Florida Health Plan Holdings II, LLC, a copy of which is filed herewith.
*10.3	Second Amendment to Stock Purchase Agreement dated February 8, 2001 by and between Health Net, Inc. and Florida Health Plan Holdings II, LLC, a copy of which is filed herewith.
*10.4	Third Amendment to Stock Purchase Agreement dated February 16, 2001 by and between Health Net, Inc. and Florida Health Plan Holdings II, LLC, a copy of which is filed herewith.
*10.5	Fourth Amendment to Stock Purchase Agreement dated February 28, 2001 by and between Health Net, Inc. and Florida Health Plan Holdings II, LLC, a copy of which is filed herewith.
*10.6	Fifth Amendment to Stock Purchase Agreement dated May 1, 2001 by and between Health Net, Inc. and Florida Health Plan Holdings II, LLC, a copy of which is filed herewith.
*10.7	Sixth Amendment to Stock Purchase Agreement dated June 4, 2001 by and between Health Net, Inc. and Florida Health Plan Holdings II, LLC, a copy of which is filed herewith.
*10.8	Seventh Amendment to Stock Purchase Agreement dated June 29, 2001 by and between Health Net, Inc. and Florida Health Plan Holdings II, LLC, a copy of which is filed herewith.
*99.1	Press release issued July 31, 2001 by Health Net, Inc., a copy of which is filed herewith.
* A copy of the exhibit is being filed with this Current Report on Form 8-K.

SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH NET, INC.
Date: August 9, 2001	By:	/s/ STEVEN P. ERWIN Steven P. Erwin Executive Vice President and Chief Financial Officer

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FORM 8-K
Item 2. Acquisition or Disposition of Assets.
Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
HEALTH NET, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2001 (Amounts in thousands)
HEALTH NET, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001 (Amounts in thousands, except per share data)
HEALTH NET, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 (Amounts in thousands, except per share data)
SIGNATURE